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                                                                  Exhibit 23



INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement No. 333-32841 of TXU Corp. on Form S-8 of our report dated June 30, 2003, appearing in this Annual Report on Form 11-K of the TXU Deferred and Incentive Compensation Plan for the period ended March 31, 2003.





/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
June 30, 2003